Donovan Leisure Newton & Irvine LLP
                              30 Rockefeller Plaza
                            New York, New York 10112
                             Telephone: 212-632-3000
                             Facsimile: 212-632-3321

                                                    December 8, 1997


Omnicom Group Inc.
437 Madison Avenue
New York, New York 10022

         Re:  Omnicom Group Inc.
              Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 8, 1997

Gentlemen:

          We are acting as counsel for Omnicom Group Inc., a New York corporation ("Omnicom"), in connection with the registration by Omnicom under the Securities Act of 1933, as amended (the "Act"), of 3,600,000 shares of common stock, par value $.50 per share (the "Shares"), to be offered pursuant to the Omnicom Group Inc. 1987 Stock Plan (the "1987 Plan") under the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 8, 1997 (the "Registration Statement").

          We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, instruments and documents of Omnicom and certificates and other statements of corporate officers, and have made such other investigation of fact and law, as we have deemed necessary in connection with the opinion set forth herein. In our examination, we have assumed the genuineness of all signatures and legal capacity of all signatories, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies. We express no opinion as to the law of any jurisdiction other than the laws of the State of New York.

          Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the resolutions of the Board of Directors of Omnicom authorizing such issuance and the 1987 Plan, will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or under the rules and regulations of the Securities and Exchange Commission thereunder.


                                         Very truly yours,


                                         /s/ Donovan Leisure Newton & Irvine LLP